Exhibit 99.2

Investor Update	Issue Date: October 24, 2013

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for fourth quarter 2013 and other periods.

Capacity

The Company estimates its 2013 consolidated system available seat miles (ASMs) to decrease between 1.2% and 1.4% year-over-year. For the fourth quarter 2013, the Company estimates its consolidated ASMs to increase between 2.5% and 3.5% as compared to the same period in the prior year. The Company estimates its fourth-quarter 2013 consolidated domestic ASMs to increase between 2.5% and 3.5% and consolidated international ASMs to increase between 2.6% and 3.6% year-over-year.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 0.2 points, mainline international advance booked seat factor is down 0.7 points, mainline Atlantic advance booked seat factor is up 0.5 points, mainline Pacific advance booked seat factor is down 3.3 points and mainline Latin America advance booked seat factor is up 0.6 points. Regional advance booked seat factor is up 0.9 points.

Non-Fuel Expense Guidance

The Company expects 2013 consolidated cost per ASM (CASM), excluding profit sharing, fuel, third-party business expenses and special charges, to increase 6.0% to 6.5% year-over-year. For the fourth quarter 2013, the Company expects CASM, excluding profit sharing, fuel, third-party business expenses and special charges, to increase 0.5% to 1.5% year-over-year.

The Company expects to record approximately $215 million of third-party business expenses in the fourth quarter and $710 million for the full year. Corresponding third-party business revenue associated with third-party business activities is recorded in other revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash-settled hedges, to be between $3.06 and $3.11 per gallon for the fourth quarter and between $3.10 and $3.15 per gallon for the full year based on the forward curve as of October 17, 2013.

Non-Operating Expense

The Company estimates non-operating expense to be between $150 million and $180 million for the fourth quarter and between $740 million and $770 million for the full year 2013. Based on the forward curve as of October 17, 2013, the Company estimates the impact of fuel derivatives would be a gain of $15 million for the fourth quarter and a gain of $45 million for the full year, which are included in the non-operating expense guidance above.

Profit Sharing and Stock-Based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and stock compensation program expense, exceeds $10 million. Stock compensation expense for the purposes of the profit sharing calculation is estimated to be $78 million for full year 2013.

Capital Expenditures and Debt and Capital Lease Payments

In the fourth quarter, the Company expects between $730 million and $750 million of gross capital expenditures, including purchase deposits. For the full year, the Company expects approximately $2.4 billion of gross capital expenditures, including purchase deposits.

The Company expects scheduled debt and capital lease payments and pre-payments to amount to $250 million for the fourth quarter and $2.3 billion for the full-year 2013.

Pension Expense and Contributions

The Company estimates its pension expense will be approximately $195 million for 2013. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company has made $258 million of cash contributions to its tax-qualified defined benefit pension plans year-to-date.

Taxes

The Company currently expects to record minimal cash income taxes in 2013.

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Company Outlook

Fourth-Quarter and Full-Year 2013 Operational Outlook

	Estimated 4Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	26,322 - 26,580	1.9% - 2.9%
Atlantic	11,100 - 11,206	5.3% - 6.3%
Pacific	9,546 - 9,640	1.5% - 2.5%
Latin America	4,569 - 4,615	(0.7%) - 0.3%
Total Mainline Capacity	51,537 - 52,041	2.3% - 3.3%
Regional[1]	8,094 - 8,173	3.9% - 4.9%
Consolidated Capacity
Domestic	34,142 - 34,476	2.5% - 3.5%	137,984 - 138,334	(1.5%) - (1.2%)
International	25,489 - 25,738	2.6% - 3.6%	107,290 - 107,562	(1.4%) - (1.1%)
Total Consolidated Capacity	59,631 - 60,214	2.5% - 3.5%	245,274 - 245,896	(1.4%) - (1.2%)
Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific	Traffic guidance to be provided at a future date
Latin America
Total Mainline System Traffic
Regional System Traffic[1]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic
Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at a future date
Regional Load Factor[1]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus in 2012.

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Company Outlook

Fourth-Quarter and Full-Year 2013 Financial Outlook

	Estimated 4Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue
Regional Passenger Unit Revenue
Consolidated Passenger Unit Revenue	Revenue guidance to be provided at a future date
Cargo and Other Revenue ($B)
Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	13.71 - 13.87	(2.3%) - (1.1%)	13.60 - 13.72	2.2% - 3.1%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.48 - 14.64	(2.6%) - (1.5%)	14.44 - 14.57	1.6% - 2.5%
Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.13 - 9.22	1.0% - 2.0%	8.96 - 9.01	7.2% - 7.8%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.60 - 9.69	0.5% - 1.5%	9.47 - 9.51	6.0% - 6.5%
Third-Party Business Expenses ($M)	$215		$710
Select Expense Measures ($M)
Aircraft Rent	$230		$940
Depreciation and Amortization	$430		$1,700
Fuel Expense
Mainline Fuel Consumption (Million Gallons)	775		3,200
Consolidated Fuel Consumption (Million Gallons)	955		3,940
Consolidated Fuel Price Excluding Hedges (Price per Gallon)	$3.07 - $3.12		$3.10 - $3.15
Consolidated Fuel Price Including Cash-settled Hedges (Price per Gallon)	$3.06 - $3.11		$3.10 - $3.15
Non-Operating Expense ($M)
Non-Operating Expense (including impact of fuel derivatives2)	$150 - $180		$740 - $770
Estimated loss / (gain) on fuel derivatives[2] (incl. in above)	($15)		($45)
Income Taxes
Income Tax Rate	0%		0%
Capital Expenditures ($M)
Gross Capital Expenditures incl. Purchase Deposits	$730 - $750		$2,400
Debt and Capital Lease Payments ($B)	$0.25		$2.3

1.	Excludes special charges
2.	Includes impact of fuel derivatives related to current and future quarters based on the October 17, 2013 forward fuel curve

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Company Outlook

Fuel Hedges

As of October 17, 2013, the Company had hedged 45% of its projected fuel requirements for fourth quarter 2013. The Company uses a combination of swaps, three-ways and four-ways on heating oil, Brent crude oil, aircraft fuel and diesel fuel.

The table below provides a view of the economic impact of the hedge portfolio on the Company’s October – December 2013 fuel costs given significant moves (up to +/- 20%) in market prices from October 17, 2013 levels (Brent crude spot price of $109.11 per barrel).

October—December 2013 (in $ per gallon)

Change in Market Fuel Prices (1)	Decrease /(Increase) to Unhedged Fuel Cost(2)	Hedge Gain / (Loss) (3)	Net Decrease / (Increase) to Fuel Cost
20%	(0.58)	0.15	(0.43)
10%	(0.29)	0.10	(0.19)
(10%)	0.29	(0.04)	0.25
(20%)	0.58	(0.13)	0.45

(1)	Projected using hypothetical fuel curves parallel to the baseline October 17, 2013 curve.
(2)	Based on estimated October – December 2013 consumption of 0.8 billion gallons excluding taxes and transportation.
(3)	Cash gain or loss including premiums on existing hedges as of October 17, 2013.

Fuel Price Sensitivity

With the Company’s current portfolio, hedge gains/losses are recorded in both fuel expense and non-operating expense (cash settled and non-cash). The table below outlines the Company’s estimated cash hedge impacts at various price points relative to the baseline October 17, 2013 fuel forward curve, where Brent crude spot price was $109.11 per barrel.

Brent Fuel Scenarios*	Cash Hedge Impact	4Q13	1Q14	2Q14
		forecast	forecast	forecast
+$40 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$4.04	$4.14	$4.15
	Hedge Gain/(Loss) ($/gal)	0.15	0.09	0.07
+$30 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.81	$3.90	$3.91
	Hedge Gain/(Loss) ($/gal)	0.14	0.09	0.07
+$20 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.57	$3.66	$3.68
	Hedge Gain/(Loss) ($/gal)	0.12	0.09	0.07
+$10 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.33	$3.42	$3.44
	Hedge Gain/(Loss) ($/gal)	0.07	0.05	0.03
Current Price ($109.11/bbl)	Fuel Price Excluding Hedge** ($/gal)	$3.09	$3.18	$3.20
	Hedge Gain/(Loss) ($/gal)	0.01	(0.01)	(0.01)
($10) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.85	$2.95	$2.96
	Hedge Gain/(Loss) ($/gal)	(0.02)	(0.02)	(0.02)
($20) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.62	$2.71	$2.72
	Hedge Gain/(Loss) ($/gal)	(0.07)	(0.05)	(0.05)
($30) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.38	$2.47	$2.48
	Hedge Gain/(Loss) ($/gal)	(0.15)	(0.12)	(0.11)
($40) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.14	$2.23	$2.25
	Hedge Gain/(Loss) ($/gal)	(0.23)	(0.19)	(0.16)

*	Projected fuel scenarios represent hypothetical fuel forward curves parallel to the baseline October 17, 2013 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs

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Company Outlook

Fleet Plan

As of October 24, 2013, the Company’s fleet plan was as follows:

	Mainline Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8	5	1	—	1	1	8	3
B767-200/300/400	56	—	(5)	—	—	51	(5)
B757-200/300	154	(2)	(2)	(7)	(12)	131	(23)
B737-500/700/800/900	238	2	—	4	10	254	16
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	702	1	(7)	(2)	(1)	693	(9)

	Regional Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
Q400	16	5	5	2	—	28	12
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
ERJ-145	270	—	5	2	—	277	7
ERJ-135	7	2	—	—	—	9	2
CRJ200	75	—	1	(1)	—	75	—
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—

Total Regional Aircraft	551	7	11	3	—	572	21

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	4Q 2013
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	361	361	$—
$1 million—$39 million	361	361	—
$40 million—$65 million	361	373	1
$66 million—$115 million	361	385	3
$116 million—$306 million	361	390	5
$307 million or greater	361	395	8

	Full Year 2013
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	348	348	$—
$1 million—$153 million	348	348	—
$154 million—$255 million	348	373	11
$256 million—$455 million	348	385	20
$456 million—$1.215 billion	348	390	25
$1.216 billion or greater	348	394	39

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Non-GAAP to GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business.

	Estimated 4Q 2013		Estimated FY 2013
	Low	High	Low	High
Mainline Unit Cost (¢/ASM)
Mainline CASM Excluding Profit Sharing	14.13	14.29	13.93	14.05
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	14.13	14.29	13.93	14.05
Less: Third-Party Business Expenses	0.42	0.42	0.33	0.33

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.71	13.87	13.60	13.72
Less: Fuel Expense (c)	4.58	4.65	4.64	4.71

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.13	9.22	8.96	9.01

	Low	High	Low	High
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing	14.84	15.00	14.73	14.86
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.84	15.00	14.73	14.86
Less: Third-Party Business Expenses	0.36	0.36	0.29	0.29

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.48	14.64	14.44	14.57
Less: Fuel Expense (c)	4.88	4.95	4.97	5.06

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.60	9.69	9.47	9.51

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com

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